Exhibit 5.01

WRITER’S NAME	: Bernie Lee	DIRECT TEL	: +65 6890 7084 / 7752
	Jonathan Han	DIRECT FAX	: +65 6302 3143 / 3118
		DIRECT E-MAIL	: bernie.lee@allenandgledhill.com jonathan.han@allenandgledhill.com

OUR REF	: BLEE/JHANYY/1017011112
YOUR REF	:

29 January 2018

Flex Ltd.
2 Changi South Lane
Singapore 486123

Dear Sirs

Registration Statement on Form S-3 of Flex Ltd. (“Flex”)

1.                                      We refer to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Flex with the United States Securities and Exchange Commission (the “SEC”) on or about 29 January 2018, in connection with the offer and sale from time to time, in one or more offerings, on a delayed basis, of:

(a)                                 ordinary shares in the capital of Flex (the “Shares”); and

(b)                                 one or more series of debt securities of Flex (the “Debt Securities”) to be issued pursuant to an indenture to be entered into between Flex and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is included as Exhibit 4.01 to the Registration Statement (the “Base Indenture”), and one or more supplements thereto, in each case, establishing the terms of each such series (such Base Indenture, together with the applicable supplement(s) pertaining to the applicable series of Debt Securities, collectively, the “Indenture”), in each case as contemplated by the Registration Statement.

The Shares and Debt Securities are collectively referred to herein as the “Securities”.

This opinion is being rendered to you in connection with the filing of the Registration Statement.

2.                                      For the purpose of rendering this opinion, we have examined:-

(a)                                 a copy of the Constitution of Flex in force as at the date of this opinion (the “Constitution”);

(b)                                 a copy of Flex’s Certificate Confirming Incorporation of Company dated 26 January 2018 issued by the Accounting and Corporate Regulatory Authority of Singapore confirming

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

T +65 6890 7188  F +65 6327 3800  E enquiries@allenandgledhill.com  W www.allenandgledhill.com

Allen & Gledhill LLP (UEN/Registration No. T07LL0925F) is registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A) with limited liability.

A list of the Partners and their professional qualifications may be inspected at the address specified above.

that Flex is incorporated under the Companies Act, Chapter 50 of Singapore (the “Companies Act”), Certificate of Incorporation of Private Company, Certificate of Incorporation on Conversion to a Public Company and Certificate of Incorporation on Change of Name of Company;

(c)                                  a copy of an excerpt of the resolutions adopted by the Board of Directors of Flex (the “Board”) on 12 December 2017 duly certified by the Secretary of Flex (the “Board Resolutions”); and

(d)                                 such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

Save as expressly provided in paragraph 4 of this legal opinion, we express no opinion whatsoever with respect to any document described in paragraph 2 herein.

3.                                      We have assumed for the purpose of rendering this opinion:

(a)                                 the genuineness of all signatures on all documents and the completeness, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the completeness, and the conformity to original documents, of all copies or other specimen documents submitted to us and the authenticity of the originals of such latter documents;

(b)                                 that all representations and factual statements contained in all the documents listed in paragraph 2 are true and correct;

(c)                                  that the copies of each of Flex’s Constitution, Certificate Confirming Incorporation of Company, Certificate of Incorporation of Private Company, Certificate of Incorporation on Conversion to a Public Company and Certificate of Incorporation on Change of Name of Company submitted to us for examination are true, complete and up-to-date copies;

(d)                                 that the copy of the Board Resolutions is true, complete and up-to-date and such resolutions have not been rescinded or modified and all authorisations and approvals conferred thereby remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of those resolutions;

(e)                                  that none of the parties to any of the Indenture or the Securities nor any of their respective officers or employees has notice of any matter which would adversely affect the validity or regularity of the Board Resolutions;

(f)                                   that all relevant documents have been provided to us by the officers of Flex for inspection for purposes of this opinion;

(g)                                  that the Base Indenture will be executed in the form as set out in Exhibit 4.01 to the Registration Statement;

(h)                                 there are no provisions of the laws of any jurisdiction (other than Singapore) which will be contravened by the execution or delivery of the Indenture and/or the offering, issue, sale and delivery of the Securities and that, insofar as any obligation expressed to be incurred or performed under the Indenture and to the extent relevant, the Securities, falls to be performed in or is otherwise subject to the laws of any jurisdiction (other than Singapore), its performance will not be illegal by virtue of the laws of that jurisdiction and all such laws have been or will be complied with;

(i)                                     that the choice of the governing law of each of the Indenture and the Debt Securities will be made in good faith and will be regarded as a valid and binding selection which will be upheld in the United States federal or state courts, as a matter of the respective applicable laws governing each of the Indenture and Debt Securities, and all other relevant laws except the laws of Singapore;

(j)                                    that that all consents, approvals, authorisations, licences, exemptions, or orders required from any governmental or other regulatory authority, body or agency outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of each of the Indenture and the Securities and the offering, issue, sale or delivery of the Securities have been (and have not been withdrawn) or will be duly obtained or fulfilled, and are and will remain in full force and effect and that any conditions to which they are subject have been (or will be) satisfied;

(k)                                 that there are no agreements, documents, arrangements or transactions to which Flex is a party that may in any way prohibit or restrict the issue of the Securities;

(l)                                     that there are no agreements, documents, arrangements or transactions to which each party to the Indenture and the Debt Securities has entered into that may in any way prohibit or restrict its right to enter into the Indenture or the Debt Securities (as the case may be) or perform its obligations under the Indenture or the Debt Securities (as the case may be);

(m)                             that Flex is solvent at the relevant time of issuance of any of the Shares (including any Shares duly issued upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares);

(n)                                 that Flex will have, at the time of the individual grants and issuances of the Shares (including any Shares duly issued upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares), upon issuance and delivery of certificates (or book-entry notation if uncertificated), a mandate from shareholders of Flex to issue such Shares pursuant to section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate will not have expired in accordance with its terms or been previously revoked or varied by Flex in a general meeting;

(o)                                 that the issuance of each class or series of Securities will be duly authorised by, and the definitive terms of each class or series of Securities shall have been established in accordance with, resolutions duly passed by the Board (or any authorised committee thereof) or, if required, the shareholders of Flex;

(p)                                 that Flex will issue and deliver the Securities in the manner contemplated by any applicable underwriting, purchase or similar agreement and any Securities issuable upon conversion, exchange or exercise of any other Security will have been authorised and reserved for issuance, in each case within the limits of the then remaining authorised but unreserved and unissued amounts of such Securities;

(q)                                 there shall be the absence of fraud, bad faith, undue influence, coercion or duress on the part of any party to the Indenture and the Debt Securities and its respective officers, employees, agents and advisers;

(r)                                    that each of the parties to the Indenture and the Debt Securities (if a corporation and other than Flex) is validly incorporated and existing under the laws of its place of incorporation;

(s)                                   with respect to any Debt Securities, that:

(i)                                     an Indenture relating to such Debt Securities shall be within the capacity and powers of, and shall have been duly authorised, executed and delivered on behalf of Flex;

(ii)                                  all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by Flex and the Trustee;

(iii)                               such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(iv)                              such Debt Securities, as executed and delivered, do not violate any law applicable to Flex or result in a default under or breach of any agreement or instrument binding upon Flex; and

(v)                                 such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to Flex, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over Flex;

(t)                                    (i) that the Indenture and the Securities are within the capacity and powers of, and will be duly authorised, executed, delivered and (in the case of the Securities) issued by or on behalf of the parties thereto other than Flex, (ii) that the Indenture and the Securities will constitute legally valid and binding obligations of the parties thereto other than Flex, enforceable against each of them in accordance with their respective terms, and (iii) that the status of the Indenture and the Securities as legally valid and binding obligations of the parties will not be affected by any (A) breaches of, or defaults under, agreements or instruments, (B) violations of statutes, rules, regulations or court or governmental orders, or (C) failures to obtain required consents, approvals or authorisations from, or to make required registrations, declarations or filings with, governmental authorities;

(u)                                 that in exercising the respective powers of each party to the Indenture to enter into the Indenture and undertake and perform the obligations expressed to be undertaken and performed by it under the Indenture and (in the case of Flex) issue and deliver the Debt Securities and undertake and perform the obligations expressed to be undertaken and performed by it under the Debt Securities, each party (and in the case where the party is a corporation, the directors of such party) to the Indenture will be acting in good faith and in furtherance of the respective substantive objects and for the legitimate purpose of each of the parties to the Indenture, and that the entry into the Indenture by each of the parties thereto and (in the case of Flex) the issue and delivery of the Debt Securities may reasonably be considered to have been in the interests, and for the commercial benefit, of each of the parties to the Indenture and Flex, respectively;

(v)                                 that each of the parties to the Indenture and the Debt Securities will not be engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Indenture which might render any of the Indenture or the Debt Securities or any relevant transaction or associated activity illegal, void or voidable;

(w)                               that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Indenture and the Securities under the laws of any jurisdiction (other than Singapore) will be duly fulfilled, performed and complied with;

(x)                                 that valid consideration will be furnished for the entry into of the Indenture and the Debt Securities;

(y)                                 that each of the Indenture and the Debt Securities will constitute legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions (other than Singapore);

(z)                                  that no consent, approval, authorisation or order of or qualification with any governmental or other regulatory authority, body or agency outside Singapore is required for the performance by each of the parties (other than Flex) to the Indenture and the Debt Securities of its respective obligations under the Indenture and the Debt Securities;

(aa)                          that the execution of the Indenture, the performance of the obligations under the Indenture, and the issue and the delivery of, and the performance of the obligations, where applicable, under the Securities will be in compliance with (i) applicable laws and regulations in Singapore and (ii) the provisions of the Constitution of Flex;

(bb)                          that no foreign law is relevant to or affects the conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with; and

(cc)                            that no Securities will be offered in Singapore in connection with the Registration Statement.

4.                                      Based upon and subject to paragraphs 2 and 3, and subject to any matters not disclosed to us, we are of the opinion that:

(a)                                 the Shares to be allotted and issued by Flex (including any Shares duly issued upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares):

(i)                                     when represented by share certificates issued by Flex in respect of such Shares; and

(ii)                                  duly registered in the register of members of Flex, in the name of the persons who have purchased the Shares, or in the name of Cede & Co., a partnership organised pursuant to the laws of the State of New York, in the United States of America, as nominee of the Depository Trust Company, as the case may be, will be duly authorised by Flex for issuance and will be legally issued, fully-paid and non-assessable;

(b)                                 the Debt Securities, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Debt Securities against payment therefor of such lawful consideration as the Board (or an authorised committee thereof) may determine, and, if such Debt Securities are issued in registered form, entries in respect thereof having been duly made in the register maintained in accordance with the Indenture, will be duly authorised by Flex for issuance, legally issued and constitute legal, valid and binding obligations of Flex, enforceable in accordance with their terms.

5.                                      For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Shares to be issued (including any Shares duly issued upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares) means under Singapore law that holders of such Shares, having fully paid up all amounts due on such Shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of Flex in their capacities purely as holders of such Shares.

6.                                      The term “enforceable” as used above means that the obligations assumed or to be assumed by Flex under the Indenture and the Debt Securities are of a type which the Singapore courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)                                 enforcement may be limited by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(b)                                 enforcement may be limited by general principles of equity — for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

(c)                                  if any obligation is to be performed in a jurisdiction outside Singapore, it may not be enforceable in Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction;

(d)                                 any provision in the Indenture or the Debt Securities which provides that certain calculations and/or certifications will be conclusive and binding (i) will not be effective if such calculations and/or certifications are fraudulent or contain any manifest errors, and (ii) will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party;

(e)                                  any provision in the Indenture which provides, or which has the effect of providing, for the payment of an increased amount by reason of any default may not be enforceable in a Singapore court if it is construed as a penalty;

(f)                                   provisions in the Indenture, if any, restricting competition or trade may not be enforceable as contrary to public policy in Singapore unless a Singapore court considers that such provisions are reasonably necessary for the protection of a legitimate business interest;

(g)                                  claims may become barred under the Limitation Act, Chapter 163 of Singapore or may be or become subject to a defence of set-off or counterclaim;

(h)                                 any provision in any of the Indenture or the Debt Securities as to severability may not be binding under the law of Singapore and the question of whether or not provisions which are illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question and would be determined by a Singapore court at its discretion;

(i)                                     any term of an agreement may be amended orally by all the parties notwithstanding provisions to the contrary in any of the Indenture or the Debt Securities;

(j)                                    the rate of interest recoverable after judgment in the High Court of Singapore is limited to 5.33% p.a. or:

(i)                                     such other rate fixed by the Chief Justice of Singapore;

(ii)                                  such lower rate as may be directed by the High Court; or

(iii)                               unless the parties have agreed otherwise;

(k)                                 a Singapore court may refuse to give effect to clauses in any of the Indenture and the Debt Securities in respect of the costs of unsuccessful litigation brought before a Singapore court or where the court has itself made an order for costs;

(l)                                     a Singapore court may stay proceedings if concurrent proceedings are brought elsewhere and/or if there is another clearly more appropriate forum than Singapore;

(m)                             if it is necessary to initiate any legal proceedings in Singapore by serving a writ outside the jurisdiction, the leave of court (as to which the court has a discretion) would have to be obtained;

(n)                                 the courts of Singapore are bound to follow judicial precedents laid down by the superior courts of Singapore, however, the Court of Appeal (which is the highest court in Singapore) has power to depart from such precedents where adherence will cause injustice in a particular case or constrain the development of law in conformity with the circumstances of Singapore;

(o)                                 we express no opinion regarding the right or ability of any party to recover against any other party for diminution in the value of equity securities held by such party;

(p)                                 where under the Indenture or, where applicable, any Security, any person is vested with a discretion or may determine a matter in its opinion, that party may be required to exercise its discretion in good faith, reasonably and for a proper purpose, and to form its opinion in good faith and on reasonable grounds;

(q)                                 enforcement of any provision of the Indenture may be limited if a court in Singapore holds the relevant provision to have been frustrated by events happening after the execution of the Indenture;

(r)                                    a party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by a misrepresentation or other vitiating factors and the courts of Singapore will generally not enforce an obligation if there has been fraud;

(s)                                   any provision in the Indenture or, where applicable, any Security which purports to excuse or protect any party against its own negligence or misconduct or which purports to apply notwithstanding the negligence or misconduct of any party, or excusing a party from a liability or duty otherwise owed, may be limited by law or may not be given effect by the courts of Singapore;

(t)                                    whilst a court of Singapore has power to give judgment in a currency other than Singapore dollars, if, subject to the terms of the contract, it is the currency which most truly expresses the plaintiff’s loss, it has the discretion to decline to do so;

(u)                                 it is uncertain whether the parties can agree in advance the governing law of claims connected with the contract but which are not claims on the contract, such as a claim in tort;

(v)                                 indemnity provisions in the Indenture and the Debt Securities may not be binding under the laws of Singapore to the extent that performance would be illegal or contrary to public policy under the laws of Singapore;

(w)                               we express no opinion on the legality or enforceability of the performance by Flex of any obligations of indemnification or contribution set forth in the Indenture;

(x)                                 to the extent that any matter is expressly to be determined by future agreement or negotiation, the relevant provision in the Indenture may be unenforceable or void for uncertainty;

(y)                                 any provision of the Indenture stating that a failure or delay, on the part of any party, in exercising any right or remedy under the Indenture shall not operate as a waiver of such right or remedy may not be effective where one party’s conduct or representations had led the other party to reasonably conclude that the party has agreed to waive his rights, notwithstanding this “no waiver” provision;

(z)                                  provisions in any of the Indenture or the Debt Securities relating to any additional interest or other sum imposed on any of the parties to the Indenture or the Debt Securities where it has defaulted in the performance of any of its obligations, may not be enforceable in a Singapore court if they are construed as a penalty;

(aa)                          a court in Singapore will not be automatically bound to stay proceedings brought in its jurisdiction despite the existence of an exclusive jurisdiction provision in an agreement naming the foreign jurisdiction where the proceedings should be brought. The Singapore courts have the discretion as to whether or not to grant an application for a stay notwithstanding such an exclusive jurisdiction clause;

(bb)                          it is possible that a court in Singapore would hold that any judgment (whether in Singapore or elsewhere) given in relation to the Indenture supersedes the specific provisions of the Indenture for all intents and purposes, with the effect that any obligations imposed upon each of the parties under the Indenture, which are expressed to apply both before and after judgment, might not be held to survive any judgment;

(cc)                            certain laws, directives, orders and other regulations (whether relating to United Nations sanctions or otherwise) have in the past been and may from time to time be enacted, passed or issued, the effect of which as a matter of Singapore law might be to restrict the making of any payment and/or the performance of any other obligation under the Indenture;

(dd)                          except as may be provided under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, under general principles of Singapore law, a person who is not a contracting party to an agreement is not entitled to the benefits of the agreement and may not enforce the agreement;

(ee)                            we express no opinion on tax matters and in particular express no opinion on the tax consequences of any transaction contemplated by the Indenture or any related document; and

(ff)                              we express no opinion on the irrevocability of the appointment of an agent to accept service of process.

7.                                      We are not responsible for investigating or verifying the accuracy or completeness of any facts or information, including statements of foreign law, or the reasonableness of any assumptions or statements of opinion or intention contained in any document described in paragraph 2. In addition, we are not responsible for investigating or verifying that no material facts have been omitted from any document described in paragraph 2.

8.                                      We express no opinion as to the validity, binding effect or enforceability of any provision in the Indenture or, where applicable, the Securities by reference to a law other than that of Singapore, or as to the availability in Singapore of remedies which are available in other jurisdictions.

9.                                      This opinion relates only to the laws of general application of the Republic of Singapore as at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore.

10.                               With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of Flex.

11.                               Our advice is strictly limited to matters stated in this opinion and is not to be construed as extending by implication to all the documents listed in paragraph 2 above, or to any other matter or document in connection with, or referred to, in such document.

12.                               We consent to the use and filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement (including the reference to our name under the caption “Legal Matters”). In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

13.                               This opinion is addressed to Flex solely for its own benefit. Save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, it is not to be transmitted to, nor is it to be relied upon by, any other person or quoted or referred to in any public document or filed with any governmental agency or other person without our consent in writing. We do not accept any liability to anyone other than Flex (even though you may have provided a copy to another person in accordance with the terms of this paragraph) without our express consent.

14.                               This opinion is given on the basis that there has been no amendment to or termination or replacement of the documents, authorisations and approvals referred to in paragraph 2 of this opinion. This opinion is also given on the basis of the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully

/s/ Allen & Gledhill LLP

Allen & Gledhill LLP